Exhibit 10.2(b)

TREACE MEDICAL CONCEPTS, INC.

2014 STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2014 Stock Plan, as amended (the “Plan”) shall have the same defined meanings in this Stock Option Agreement.

I.    NOTICE OF STOCK OPTION GRANT

Name:

Address:

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Exercise Price:

Term/Expiration Date:

Vesting Schedule:    This Option shall be exercisable in whole or in part, according to the following vesting schedule. The vesting period shall be three (3) years commencing on the Date of Grant; and the Shares shall vest on a pro rata basis monthly (i.e., 1/36th per month beginning on Date of Grant) during the vesting period, subject to Optionee continuing to be a Service Provider.

Notwithstanding the foregoing vesting schedule and anything contrary in the Plan, immediately upon a merger of the Company or a Change of Control (as defined below) Optionee shall fully vest in and have the right to exercise 100% of the Shares as of the date of such event.

“Change of Control” means either: (l) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or (2) a sale of all or substantially all of the assets of the Company.

Termination Period: This Option shall be exercisable for ninety (90) days after Optionee ceases to be a Service Provider. Upon Optionee’s death or Disability, this Option shall be exercisable for one year after Optionee ceases to be Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.    AGREEMENT

1.

Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant in Part I of this Agreement (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

2.	Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 10 of the Plan as follows:

(a)	Right to Exercise. This Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. This Option may not be exercised for a fraction of a Share.

(b)

Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form provided by the Company, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.

Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form provided by the Company.

4.

Lock-Up Period. Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act.

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.

5.	Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)	cash;

(b)	check;

(c)	consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)

surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee, and not subject to a substantial risk of forfeiture, for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

6.

Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

7.

Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.	Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

9.

Tax Obligations. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the

Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

10.

Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

11.

No Guarantee of Continued Service. OPTIONEE AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

[signatures on following page]

SIGNATURE PAGE TO STOCK OPTION AGREEMENT

“OPTIONEE”

[Name of Optionee]

TREACE MEDICAL CONCEPTS, INC.

John T. Treace,
Chief Executive Officer

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